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                                                                      Exhibit 21

                           Subsidiaries of Registrant


                                                                                NAME UNDER WHICH SUBSIDIARY
SUBSIDIARIES                        STATE OR JURISDICTION OF INCORPORATION               DOES BUSINESS
------------                        --------------------------------------      ---------------------------
Zila Pharmaceuticals, Inc.          Nevada                                      Zila Pharmaceuticals, Inc.

Bio-Dental Technologies             California                                  Bio-Dental Technologies
 Corporation                                                                     Corporation

Cygnus Imaging, Inc.                Arizona                                     Cygnus Imaging, Inc.

Zila Ltd.                           United Kingdom                              Zila Ltd.

Zila International, Inc.            Arizona                                     Zila International, Inc.

*Ryker Dental of Kentucky, Inc.     Kentucky                                    The Supply House; Zila Dental
                                                                                  Supply

*Integrated Dental Technologies,    California                                  Integrated Dental Technologies,
  Inc.                                                                            Inc.

Zila Acquisition Corp.              Arizona                                     Zila Acquisition Corp.

Zila Acquisition Corp.              Delaware                                    Zila Acquisition Corp.

Oxycal Laboratories, Inc.           Arizona                                     Oxycal Laboratories, Inc.

**Inter-Cal Corporation             Arizona                                     Inter-Cal Corp.

**Oxycal Exports, Inc.              U.S. Virgin Islands                         Oxycal Exports Inc.

*  wholly owned subsidiary of Bio Dental Technologies Corporation
** wholly owned subsidiary of Oxycal Laboratories, Inc.